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                                                                       Exhibit 5

             [Form of Distribution and Sub-Administration Agreement]

         THIS AGREEMENT made as of ___________, 2001 by and between FLEMING MUTUAL FUND GROUP, INC. (the "Corporation"), a Maryland corporation, and VISTA FUND DISTRIBUTORS, INC. (the "Distributor"), an indirect wholly-owned subsidiary of THE BISYS GROUP, INC., a Delaware corporation.

                              W I T N E S S E T H :
                               - - - - - - - - - -

         In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         FIRST:

         (A) The Corporation on behalf of each of its series and any new series to be created hereby appoints the Distributor as its sub-administrator and as its exclusive underwriter to provide certain administration services and to promote and arrange for the sale of shares of beneficial interest of each series of the Corporation in jurisdictions wherein shares may legally be offered for sale. The Corporation shall notify the Distributor in writing of all states in which its shares are qualified for offer and sale, including any limitations with respect to offers or sales in such states. In addition, the Distributor shall receive payment for certain distribution expenses if and to the extent provided for pursuant to Rule 12b-1 distribution plans ("12b-1 Plans") adopted by the Corporation.

         (B) The Corporation agrees to sell and deliver its unissued shares of each series, as from time to time shall be effectively registered under the Securities Act of 1933 (the "1933 Act"), upon the terms hereinafter set forth.

         SECOND: The Corporation hereby authorizes the Distributor, subject to law and the [Certificate of Incorporation] of the Corporation (the "[Certificate of Incorporation]"), to accept, for the account of each series of the Corporation, orders for the purchase of shares, satisfactory to the Distributor, as of the time of receipt of such orders or as otherwise described in the then current Prospectuses and Statements of Additional Information of the Corporation.

         THIRD: The price at which the shares may be sold (the "offering price") shall be the net asset value per share plus any sales charge that may be imposed on any class of shares. For the purpose of computing the offering price, the net asset value per share and the sales charge, if any, shall be determined in the manner provided in the Registration Statement of the Corporation, as amended from time to time.

         FOURTH: The Distributor shall use its best efforts with reasonable promptness to promote and sell shares of each of the series of the Corporation. The Distributor, with the consent of the Corporation, may enter into agreements with selected broker-dealers ("Selected Dealers") for the purpose of sale and redemption of shares of each of the series of the Corporation upon terms consistent with those found in this Agreement. The Distributor shall not be obligated to sell any certain number of shares of beneficial interest. Each series of the

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Corporation reserves the right to issue shares in connection with any merger or consolidation of the Corporation or any series with any other investment company or any personal holding company or in connection with offers of exchange exempted from Section 11(a) of the Investment Company Act of 1940 (the "Act").

         FIFTH: All sales literature and advertisements used by the Distributor in connection with sales of shares of any series of the Corporation shall be subject to the approval of the Corporation. The Corporation authorizes the Distributor in connection with the sale or arranging for the sale of the shares to give only such information and to make only such statements or representations as are contained in the then current Prospectuses and Statements of Additional Information of the Corporation or in sales literature or advertisements approved for any series by the Corporation or in such financial statements and reports as are furnished to the Distributor pursuant to this Agreement. The Corporation shall not be responsible in any way for any information, statements or representations given or made by the Distributor or its representative or agents other than such information, statements or representations contained in the then current Prospectuses and Statement of Additional Information or other financial statements of the Corporation or any sales literature or advertisements approved by the Corporation.

         SIXTH: The Distributor, as agent of the Corporation, and any Selected Dealer entering into a Selected Dealer Agreement with the Distributor are authorized, subject to the direction of the Corporation, to accept shares of the series of the Corporation for redemption at their net asset value less any applicable deferred sales charge, determined as prescribed in the then current Prospectuses and Statements of Additional Information of the Corporation.

         SEVENTH: The Corporation shall cause to be delivered to the Distributor all books, records, and other documents and papers relating to the federal and state registration of Corporation shares, as well as all books, records and other documents and papers relating in any way to the sub-administration of the Corporation or the distribution of Corporation shares.

         EIGHTH: The Corporation shall bear:

         (A) the costs and expenses incurred in connection with the registration of the shares of each series of the Corporation under the 1933 Act (including any amendment to any Registration Statement or Prospectuses or Statements of Additional Information), and all expenses in connection with preparing, printing and distributing the Prospectuses or Statements of Additional Information except as set forth in Paragraph NINTH hereof;

         (B) the expenses of qualification of the shares of each series of the Corporation for sale in connection with such public offerings in such states as shall be selected by the Distributor and of continuing the qualification therein until the Distributor notifies the Corporation that it does not wish such qualification continued; and

         (C) all legal expenses in connection with the foregoing.

         NINTH: The Distributor shall provide certain sub-administration and distribution services including:

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         (A) providing officers, clerical staff and office space to use as the headquarters of the Corporation;

         (B) assisting in the preparation, printing, distribution and filing of proxy statements, prospectuses, statements of additional information and updates to the Corporation's Registration Statement under the Investment Company Act of 1940;

         (C) preparing, filing and maintaining all Corporation registrations with the securities regulatory agencies of all states and other jurisdictions in which the Corporation shares are sold;

         (D) making all required filings of advertising and promotional materials with the National Association of Securities Dealers, Inc.;

         (E) preparing applications for insurance for the Corporation and claims under any insurance policy;

         (F) preparing for the signature of the appropriate Corporation officer (or assisting counsel and auditors in the preparation of) all required financial statements of the Corporation, all required annual and semiannual reports to the Corporation's shareholders, semiannual reports to be filed with the Securities and Exchange Commission, and annual Rule 24f-2 filings with the Securities and Exchange Commission;

         (G) arranging for the preparation of all tax returns required to be filed by the Corporation ;

         (H) preparing applications and reports which may be necessary to maintain on behalf of the Corporation any registration of the Corporation and/or the shares of any series of the Corporation under the securities or "Blue Sky" laws of any state, province or foreign country (the Corporation shall pay for any filing or legal fees in connection with such filings);

         (I) assisting in preparing agendas and supporting documentation for, and preparing minutes of, Director and shareholder meetings;

         (J) maintaining a calendar of the Corporation's required regulatory actions and filings;

         (K) bearing the expenses of:

         (i) the printing, distribution and filing of prospectuses and statements of additional information after such have been typeset (other than those prospectuses and statements of additional information required by applicable laws and regulations to be distributed to the existing shareholders of the Corporation, unless paid for by any 12b-1 Plan adopted by the Corporation);

         (ii) any promotional or sales literature which are used by the Distributor or furnished by the Distributor to purchasers or dealers in connection with the Distributor's activities pursuant to this Agreement (unless paid for by any 12b-1 Plan adopted by the Corporation);

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         (iii) any advertising used by the Distributor in connection with such public offering (unless paid for by any 12b-1 Plan adopted by the Corporation); and

         (iv) all legal expenses in connection with the foregoing; and

         (L) such other activities as the Corporation shall direct.

         TENTH: The Distributor will accept orders for shares of a series of the Corporation only to the extent of purchase orders actually received and not in excess of such orders, and it will not avail itself of any opportunity of making a profit by expediting or withholding orders.

         ELEVENTH: The Corporation shall keep the Distributor fully informed with regard to its affairs and shall furnish the Distributor with a certified copy of all financial statements and any amendments to its Registration Statement under the 1933 Act.

         TWELFTH: The Corporation shall register, from time to time as necessary, additional shares with the Securities and Exchange Commission, state and other regulatory bodies and pay the related filing fees therefor and file such amendments, reports and other documents as may be necessary in order that the Registration Statement, Prospectus or Statements of Additional Information does not contain any untrue statement of a material fact or omit to state a material fact in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As used in this Agreement, the term "Registration Statement" shall mean the Registration Statement most recently filed by the Corporation with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended from time to time, and the term "Prospectus" and "Statement of Additional Information" shall mean for the purposes of this Agreement the form of the then current prospectuses and statements of additional information for each series authorized by the Corporation for use by the Distributor and by dealers.

         THIRTEENTH:

         (A) The Corporation and the Distributor shall each comply with all applicable provisions of the Act, the 1933 Act and the rules and regulations of the National Association of Securities Dealers, Inc. and of all other Federal and state laws, rules and regulations governing the issuance and sale of shares of the series of Corporation.

         (B) The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Corporation in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         (C) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Distributor or any of its officers, directors or employees, the Corporation agrees to indemnify the Distributor and any controlling person of the Distributor against any and all claims, demands, liabilities and expenses (including reasonable attorney's fees) which the Distributor may incur (i) based on any act or omission the course of, or connected with, rendering services hereunder, (ii) based on any


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representations made herein by the Corporation; (iii) based on any act or omission of any prior Distributor (in its capacity as Distributor or Sub-Administrator), Administrator or Adviser to the Corporation, including the registration or failure to register any shares of the Corporation in accordance with state or federal laws or resulting from or relating to any books or records delivered to the Distributor in connection with its responsibilities under this Agreement and occurring prior to the date of this Agreement; and (iv) under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Corporation, or any omission to state a material fact therein, the omission of which makes any statement contained therein misleading, unless such statement or omission was made in reliance upon, and in conformity with written information furnished to the Corporation in connection therewith by or on behalf of the Distributor.

         (D) The Distributor shall indemnify the Corporation against any and all claims, demands, liabilities and expenses which the Corporation may incur under the 1933 Act, or common law or otherwise, arising out of or based upon any alleged untrue statement of material fact contained in any Registration Statement, Statements of Additional Information or Prospectuses of the Corporation, or any omission to state a material fact therein if such statement or omission was made in reliance upon, and in conformity with, written information furnished to the Corporation in connection therewith by the Distributor.

         FOURTEENTH: Nothing herein contained shall require the Corporation to take any action contrary to any provision of its [Certificate of Incorporation] or to any applicable statute or regulation.

         FIFTEENTH: The Corporation shall pay the Distributor, as full compensation for the sub-administration services rendered hereunder, an annual fee on behalf of each series payable monthly and computed on the net asset value of the series the end of each business day at the annual rate set forth in Exhibit A, as the same may be amended from time to time. It is understood that the fees payable by one series under this Agreement shall be payable only from the assets relating to that series, and that no series shall be liable for the payment of any fees relating to another series.

         SIXTEENTH:

         (A) This Agreement shall go into effect at the close of business on the date hereof and, unless terminated as hereinafter provided, shall continue in effect for six months thereafter and from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the Corporation's Board of Directors, including the vote of a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval, or by the vote of the holders of a "majority" (as so defined) of the outstanding voting securities of the applicable series and by such vote of the Directors.

         (B) This Agreement may be terminated by the Distributor at any time without penalty upon giving the Board of Directors of the Corporation sixty (60) days' written notice (which notice may be waived by the Corporation) and may be terminated by the Board of Directors of the Corporation at any time without penalty upon giving the Distributor sixty (60) days' written notice (which may be waived by the Distributor), provided that such termination by

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the Board of Directors of the Corporation shall be directed or approved by the vote of a majority of all of its Directors in office at the time, including a majority of the Directors who are not interested persons (as defined in the Act) of the Corporation, or by the vote of the holders of a majority (as defined in the Act) of the voting securities of each series of the Corporation at the time outstanding and entitled to vote. This Agreement shall automatically terminate in the event of its assignment, the term "Assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act.

         SEVENTEENTH: The Distributor may at any time or times in its discretion and at its own expense appoint (and may at any time remove) an agent or agents to carry out such of the provisions of Article NINTH herein as the Distributor may from time to time direct; PROVIDED, HOWEVER, that the appointment of any agent shall not relieve the Distributor of its responsibilities or liabilities hereunder.

         EIGHTEENTH: A copy of the [Certificate of Incorporation] is on file with the Secretary of the State of Maryland, and notice is hereby given that this instrument is executed on behalf of the Directors of the Corporation as Directors and not individually, and that the obligations of this instrument are not binding upon any of the Directors or shareholders individually but are binding only upon the assets and property of the Corporation, and all persons dealing with any class of shares of the Corporation must look solely to the Corporation property belonging to such class for the enforcement of any claims against the Corporation.

         NINETEENTH: Any notice under this Agreement shall be in writing, addressed and delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Corporation and the Distributor shall be 1211 Avenue of the Americas, 41st Floor, New York, NY 10036.

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                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



ATTEST:                              FLEMING MUTUAL FUND GROUP, INC.

                                     By:
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                                     VISTA FUND DISTRIBUTORS, INC., an
                                     indirect wholly-owned subsidiary of THE
                                     BISYS GROUP, INC.
ATTEST:

                                     By:
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